EXHIBIT 25

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Date: February 11, 2022

Name: Rankin Associates II, L.P.
By: Rankin Management, Inc., its Managing Partner

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr.
President

RANKIN MANAGEMENT, INC.

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr.
President

REPORTING PERSONS

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., on behalf of himself, and as:

Attorney-in-Fact for Helen R.  Butler*

Attorney-in-Fact for Clara T. Rankin Williams*

Attorney-in-Fact for Thomas T. Rankin*

Attorney-in-Fact for Matthew M. Rankin*

Attorney-in-Fact for Claiborne R. Rankin*

Attorney-in-Fact for Chloe O. Rankin*

Attorney-in-Fact for Roger F. Rankin*

Attorney-in-Fact for Alison A. Rankin*

Attorney-in-Fact for Corbin K. Rankin*

Attorney-in-Fact for James T. Rankin*

Attorney-in-Fact for Claiborne R. Rankin, Jr.*

Attorney-in-Fact for David B. Williams*

Attorney-in-Fact for Scott W. Seelbach*

Attorney-in-Fact for Elizabeth B. Rankin*

Attorney-in-Fact for Thomas P. Rankin*

Attorney-in-Fact for Julia Rankin Kuipers*

Attorney-in-Fact for Lynne T. Rankin*

Attorney-in-Fact for Chloe R. Seelbach*

Attorney-in-Fact for CRW 2020  GST Trust for Margo J.V. Williams*

Attorney-in-Fact for CRW 2020 GST Trust for Helen C. Williams*

Attorney-in-Fact for HRB 2020 GST Trust for Clara R. Butler*

Attorney-in-Fact for HRB 2020 GST Trust for Griffin B. Butler*

Attorney-in-Fact for JCB 2020 GST Trust for Clara R. Butler*

Attorney-in-Fact for JCB 2020 GST Trust for Griffin B. Butler*

Attorney-in-Fact for BTR 2020 GST Trust for Helen R. Butler*

Attorney-in-Fact for BTR 2020 GST for Trust Clara R. Williams*

Attorney-in-Fact for BTR 2020 GST for Trust Matthew M. Rankin*

Attorney-in-Fact for BTR 2020 GST for Trust James T. Rankin*

Attorney-in-Fact for BTR 2020 GST for Trust Thomas P.K. Rankin*

Attorney-in-Fact for BTR 2020 GST for Trust Chloe R. Seelbach*

Attorney-in-Fact for BTR 2020 GST for Trust Claiborne R. Rankin, Jr.*

Attorney-in-Fact for BTR 2020 GST Trust for Julia R. Kuipers*

Attorney-in-Fact for BTR 2020 GST Trust for Anne F. Rankin*

Attorney-in-Fact for BTR 2020 GST Trust for Elisabeth M. Rankin*

Attorney-in-Fact for Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor*

Attorney-in-Fact for Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor*

Attorney-in-Fact for Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin*

Attorney-in-Fact for Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin* Attorney-in-Fact for 2012 Alison A. Rankin Trust*

*	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 21 hereto.